Rule 424(b)3
File N0.: 333-89504
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
100 deposited Shares)

OVERSTAMPED:  Effective October 5,
2006, the ratio has changed from one
(1) American Depositary Share
representing (100) deposited Shares to
one (1) American Depositary Share
representing one (1) deposited Share.

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SERIES B PREFERRED SHARES
WITHOUT PAR VALUE OF
CENTRAIS ELETRICAS DE SANTA
CATARINA S.A. - CELESC
(INCORPORATED UNDER THE LAWS
OF THE
FEDERATIVE REPUBLIC OF
BRAZIL)
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
__________, or registered assigns IS THE
OWNER OF
____________________________________
__
AMERICAN DEPOSITARY SHARES
representing deposited Series B Preferred
Shares, without par value  (herein called
Shares), of Centrais Eletricas de Santa
Catarina S.A. - CELESC, incorporated
under the laws of the Federative Republic of Brazil (herein called the Company). At the date hereof, each American Depositary
Share represents 100 Shares deposited or subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the principal Sao Paulo office of Banco Itau, S.A. (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. The
Depositarys Corporate Trust Office is
located at 101 Barclay Street, New York,
N.Y. 10286, and its principal executive
office is located at One Wall Street, New
York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



1	THE DEPOSIT AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon
the terms and conditions set forth in the
amended and restated deposit agreement,
dated as of June 12, 2002 (as the same may
be further amended, the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt or an interest therein
agrees to become a party thereto and
become bound by all the terms and
conditions thereof and hereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF DEPOSITED
SECURITIES.
            Upon surrender at the
Depositarys Corporate Trust Office of this
Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, without reasonable delay, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Depositarys Corporate
Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Depositarys Corporate Trust Office shall be at the risk and expense of the Owner hereof.

3	TRANSFERS, SPLIT-UPS AND
COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at
the Depositarys Corporate Trust Office by
the Owner hereof in person or by a duly
authorized attorney, upon surrender of this
Receipt properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Company, the Custodian, or the Registrar
may require payment from the depositor of
the Shares or the presentor of the Receipt of
a sum sufficient to reimburse it for any tax
or other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
Article 3.
            The delivery of Receipts
against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the registration of transfer of
Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the
transfer books of the Depositary are closed,
or if any such action is deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for
any other reason, subject to the provisions of
the following sentence.  Notwithstanding
anything to the contrary in the Deposit
Agreement or this Receipt, the surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933 for
the public offer and sale thereof in the
United States unless a registration statement
is in effect as to such Shares for such offer
and sale.  The Depositary will comply with
written instructions of the Company not to
accept for deposit under the Deposit
Agreement any Shares reasonably identified
in such instructions in order to facilitate the
Companys compliance with the securities
laws in the United States.
4	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR
TAXES.
            If any tax or other
governmental charge shall become payable
with respect to any Receipt or any Deposited
Securities represented hereby, such tax or
other governmental charge shall be payable
by the Owner or Beneficial Owner hereof to
the Depositary.  The Depositary may refuse
to effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
5	WARRANTIES ON DEPOSIT OF
SHARES.
            Every person depositing
Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant
that such Shares and each certificate
therefore, if any, are validly issued, fully
paid, non-assessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that such Shares are not, and
American Depositary Shares representing
such Shares would not be, Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and delivery of Receipts.
6	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
            Any person presenting Shares
for deposit or any Owner or Beneficial
Owner of a Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
reasonably request in writing to the
Depositary.  The Depositary may withhold
the delivery or registration of transfer of any
Receipt or the distribution of any dividend
or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made to the Companys or the
Depositarys satisfaction, as the case may be.
No Share shall be accepted for deposit
unless accompanied by evidence satisfactory
to the Depositary that any necessary
approval has been granted by any
governmental body in the Federative
Republic of Brazil which is then performing
the function of the regulation of currency
exchange.
7	CHARGES OF DEPOSITARY.
            The Company agrees to pay
the fees, reasonable expenses and
out-of-pocket charges of the Depositary and
those of any Registrar only in accordance
with agreements in writing entered into
between the Depositary and the Company
from time to time.  The Depositary shall
present its statement for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
            The following charges shall
be incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or
its nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the terms of the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary
in the conversion of Foreign Currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.3, 4.3 or 4.4
of the Deposit Agreement and the surrender
of Receipts pursuant to Section 2.5 or 6.2 of
the Deposit Agreement, (6) a fee of $.02 or
less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to Sections 4.1 through 4.4 of
the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to Section
4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and will be payable as provided in clause 9
below; provided, however, that no fee will
be assessed under this clause 8 if a fee was
charged pursuant to clause 6 above during
that calendar year and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners of record
as of the date or dates set by the Depositary
in accordance with Section 4.06 of the
Deposit Agreement and shall be collected at
the sole discretion of the Depositary by
billing such Owners for such charge or by
deducting such charge from one or more
cash dividends or other cash distributions).
            The Depositary, subject to
Article 8 hereof, may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
8	PRE-RELEASE OF RECEIPTS.
            Notwithstanding Section 2.3
of the Deposit Agreement, the Depositary
may execute and deliver Receipts prior to
the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a
Pre-Release).  The Depositary may, pursuant
to Section 2.05 of the Deposit Agreement,
deliver Shares upon the surrender and
cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered that such person, or its
customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at all times
fully collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9	TITLE TO RECEIPTS.
            It is a condition of this
Receipt and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
New York; provided, however, that the
Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes and neither the Depositary nor the
Company will have an obligation or be
subject to any liability under the Deposit
Agreement or this Receipt to any holder of a
Receipt, unless such holder is the Owner
thereof.
10	VALIDITY OF RECEIPT.
            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual
signature of a duly authorized officer of the
Registrar.
11	REPORTS; INSPECTION OF
TRANSFER BOOKS.
            The Company will furnish
the Securities and Exchange Commission
with certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934, as amended.  Such
reports and documents, and all notices,
reports and communications referred to
herein, shall be in English to the extent
required under Rule 12g3-2(b) under the
Securities Exchange Act of 1934, as
amended, or otherwise under such Act and
to the extent such notice, report or
communication has been translated by the
Company.  Should the Company become
subject to periodic reporting or other
informational requirements under the
Securities Exchange Act of 1934, as
amended, it will in accordance therewith file
reports and other information with the
Commission.  Such reports and documents
will be available for inspection and copying
by Owners and Beneficial Owners at the
public reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
            The Depositary will make
available for inspection by Owners of
Receipts at the Depositarys Corporate Trust
Office any reports and communications,
including any proxy soliciting material,
received from the Company which are both
(a) received by the Depositary as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also send to Owners of
Receipts copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
            The Depositary will keep
books, at the Depositarys Corporate Trust
Office, for the registration of Receipts and
transfers of Receipts which at all reasonable
times shall be open for inspection by the
Owners of Receipts and the Company
provided that such inspection shall not be
for the purpose of communicating with
Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12	DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary or
the Custodian receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary will, if at the time
of receipt thereof any amounts received in a
Foreign Currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into dollars and will distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement) to the Owners of
Receipts entitled thereto; provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes,
the amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
            Subject to the provisions of
Section 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.1, 4.3 or
4.4 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company, adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.9 of the
Deposit Agreement) will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.1 of
the Deposit Agreement.  The Depositary
may withhold any such distribution of
securities if it has not received satisfactory
assurances from the Company that such
distribution does not require registration
under the Securities Act of 1933.
            If any distribution consists of
a dividend in, or free distribution of, Shares,
the Depositary may, subject to the Deposit
Agreement, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.
In lieu of delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary will use reasonable
efforts to sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.1 of the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
            In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefore) is subject to any tax or
other govern-mental charge which the
Depositary is obligated to withhold, the
Depositary may, after attempting by
reasonable means to consult with the
Company, by public or private sale dispose
of all or a portion of such property
(including Shares and rights to subscribe
therefore) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges, and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
13	RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature, the
Depositary shall, after consultation with the
Company, have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary shall distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefore in
such form as it deems appropriate.
            In circumstances in which
rights would otherwise not be distributed, if
an Owner requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner, the
Depositary will make such rights available
to such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b)
such Owner has executed such documents as
the Company has determined in its sole
discretion are reasonably required under
applicable law.
            If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners, then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner; provided, however, that in the
case of a distribution pursuant to the
preceding paragraph, such deposit may be
made, and depositary shares may be
delivered, under depositary arrangements
which provide for issuance of depositary
receipts subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under applicable United States
laws.
            If the Depositary determines
in its discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
            The Depositary will not offer
rights to Owners unless both the rights and
the securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner requests the distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
            The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14	CONVERSION OF FOREIGN
CURRENCY.
            Whenever the Depositary or
the Custodian shall receive Foreign
Currency, by way of dividends or other
distributions or the net proceeds from the
sale of securities, property or rights, and if at
the time of the receipt thereof the Foreign
Currency so received can in the judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall, as promptly as practicable,
convert or cause to be converted, by sale or
in any other manner that it may determine,
such Foreign Currency into Dollars, and
such Dollars shall, as promptly as
practicable, be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file
such application for approval or license as it
may deem desirable.
            If at any time the Depositary
shall determine that in its judgment any
Foreign Currency received by the
Depositary or the Custodian is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the Foreign Currency (or an appropriate
document evidencing the right to receive
such Foreign Currency) received by the
Depositary to, or in its discretion may hold
such Foreign Currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
            If any such conversion of
Foreign Currency, in whole or in part,
cannot be effected for distribution to some
of the Owners entitled thereto, the
Depositary may in its discretion make such
conversion and distribution in Dollars to the
extent permissible to the Owners entitled
thereto and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
15	RECORD DATES.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date, which date shall, to the extent
practicable, be the same as the record date
for the Deposited Securities or as near
thereto as practicable, (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof, (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting or (iii)
responsible for any fees or changes assessed
by the Depositary pursuant to the Deposit
Agreement, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
16	VOTING OF DEPOSITED
SECURITIES.
            The parties hereto
acknowledge that, as of the date of the
Deposit Agreement, the Shares do not entitle
holders thereof to vote on matters presented
to a vote of stockholders of the Company
except in very limited circumstances as
provided under Brazilian corporate law.
With respect to matters as to which holders
of Shares are entitled to vote, the following
voting provisions apply.  Upon receipt of
notice of any meeting of holders of Shares
or other Deposited Securities, if requested in
writing by the Company, the Depositary
shall, as soon as practicable thereafter, mail
to the Owners of Receipts a notice, the form
of which notice shall be in the sole
discretion of the Depositary, which shall
contain (a) such information as is contained
in such notice of meeting received by the
Depositary from the Company, (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of law and of the
Bylaws, to instruct the Depositary as to the
exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities other
than in accordance with such instructions.
17	CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, cancellation or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, any securities which shall be received
by the Depositary or a Custodian in
exchange for, in conversion of, in
replacement for or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
the outstanding American Depositary Shares
shall thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, subject to this Deposit
Agreement execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner,
Beneficial Owner or any other person of any
Receipt if, by reason of any provision of any
present or future law or regulation of the
United States or any other country, or of any
other governmental or regulatory authority,
or by reason of any provision, present or
future, of the  Bylaws, or by reason of any
provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner by reason of any
non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, such distribution or
offering may not be made available to
Owners of Receipts, and the Depositary may
not dispose of such distribution or offering
on behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary nor any of their
respective directors, employees, agents or
affiliates assumes any obligation or shall be
subject to any liability under the Deposit
Agreement to Owners or Beneficial Owners
of Receipts, except that they agree to
perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company nor any of
their respective directors, employees, agents
or affiliates shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts on behalf of any other person, and
the Custodian shall not be under any
obligation whatsoever with respect to such
proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company nor
any of their respective directors, employees,
agents or affiliates shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  Each of the
Depositary and the Company may rely and
will be protected in acting upon any written
notice, request, direction or other documents
believed by it to be genuine and to have
been signed or presented by the proper party
or parties.  The Depositary and its directors,
employees, agents and affiliates shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith. The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
            The Depositary may at any
time resign as Depositary hereunder by
written notice of its election so to do
delivered to the Company, such resignation
to take effect upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement. The Depositary may at any time
be removed by the Company by 90 days
prior written notice of such removal, to
become effective upon the later of (i) the
90th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment.  Whenever the
Depositary in its discretion determines that it
is in the best interest of the Owners of
Receipts to do so, it may appoint a substitute
custodian.
20	AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners of
Receipts in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees and cable, telex or facsimile
transmission costs, delivery costs or other
such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not
become effective as to outstanding Receipts
until the expiration of thirty days after notice
of such amendment shall have been given to
the Owners of outstanding Receipts.  Every
Owner and Beneficial Owner of a Receipt,
at the time any amendment so becomes
effective, shall be deemed, by continuing to
hold such Receipt or an interest therein, to
consent and agree to such amendment and to
be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefore the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21	TERMINATION OF DEPOSIT
AGREEMENT.
            The Depositary at any time at
the direction of the Company, shall
terminate the Deposit Agreement by mailing
notice of such termination to the Owners of
all Receipts then outstanding at least 60 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Depositarys Corporate Trust Office, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement, and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22	SUBMISSION TO JURISDICTION.
            In the Deposit Agreement,
the Company has (i) appointed [CT
Corporation System, 111 Eighth Avenue,
New York, New York 10011], in the State
of New York, as the Companys authorized
agent upon which process may be served in
any suit or proceeding arising out of or
relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii)
agreed that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
23	DISCLOSURE OF INTERESTS.
            To the extent that provisions
of or governing any Deposited Securities
may require, the Company and the
Depositary may from time to time request
Owners, former Owners, Beneficial Owners
or former Beneficial Owners to provide
information as to the capacity in which they
own or owned Receipts or own or owned
such beneficial interest and regarding the
identity of any other persons then or
previously interested in such Receipts and
the nature of such interest and various other
matters.  Each such Owner or Beneficial
Owner agrees to provide any such
information requested by the Company or
the Depositary pursuant to this Section.  The
Depositary agrees to use its reasonable
efforts to comply, at the Companys expense,
with the reasonable and practicable written
instructions from the Company requesting
that the Depositary forward any such
requests to the Owners or Beneficial Owners
and forward to the Company any such
responses to such requests received by the
Depositary.
            Each of the Depositary and
the Company shall furnish to the CVM and
the Central Bank any information and
documents related to the Receipts and the
Depositarys obligations thereunder as may
be requested by such authorities from time
to time, whether such information and
documents are requested from the
Depositary or the Company.  In the event
that the Depositary or the Custodian shall be
advised (in writing) by reputable
independent Brazilian counsel that the
Depositary or Custodian reasonably could
be subject to criminal, or material, as
reasonably determined by the Depositary,
civil, liabilities as a result of the Company
having failed to provide such information or
documents reasonably available only
through the Company, the Depositary shall
have the right to terminate the Deposit
Agreement upon at least 15 days prior notice
to the Owners and the Company, and the
Depositary shall not be subject to any
liability under the Deposit Agreement on
account of such resignation or such
determination.  The effect of any such
termination of the Deposit Agreement shall
be as provided in Section 6.2 of the Deposit
Agreement.
24.	OWNERSHIP RESTRICTIONS;
COMPLIANCE WITH INFORMATION
	REQUESTS.

            The Company may restrict
transfers of Shares that might result in ownership of Shares exceeding the limited under applicable law or the Bylaws. The
Company may also restrict, in any manner it deems appropriate, transfer of American
Depositary Shares that may result in the total number of Shares represented by the American Depositary Shares beneficially owned by an Owner or Beneficial Owner to exceed the limits under any applicable law or the Bylaws. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner or Beneficial Owner that exceeds a limitation referred to in the preceding sentence including, but not limited to, a mandatory sale or disposition on behalf of that Owner or Beneficial Owner of the Shares represented by the American
Depositary Shares held by that Owner or
Beneficial Owner that exceeds that
limitation, if and to the extent that such a disposition is permitted by applicable law.
The Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with reasonable and practicable written instructions it receives from the Company pursuant to this Section 3.05.
            The Company represents that,
as of the date of the Deposit Agreement, there are no limitations on ownership of Shares under applicable laws of Brazil, the Bylaws or any provisions of or governing
Deposited Securities.
            Each Owner shall comply
with requests from the Company pursuant to Brazilian law, the rules of the Brazilian
Stock Exchange and any other stock
exchange on which the Shares are
registered, traded or listed or the Bylaws, which are made to provide information, inter alia, as to the capacity in which the Owner owns Receipts (and Shares, as the case may be) and regarding the identity of any other person interested in those Receipts and the nature of that interest. The Depositary shall use its reasonable efforts to comply, at the Companys expense, with reasonable and practicable written instructions it receives from the Company requesting that the Depositary forward a request for information to the Owners and to forward to the Company any responses to that request the Depositary receives, if that disclosure is permitted under applicable law.